EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18 United States Code), each of the undersigned officers of Interleukin Genetics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2005 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2005	/s/ PHILIP R. REILLY
Philip R. Reilly
Chief Executive Officer
Dated: August 4, 2005	/s/ FENEL M. ELOI
Fenel M. Eloi
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission of its staff upon request.